Exhibit 99.1

Cenntro Shareholders Vote in Favor of Proposed Scheme to
Redomicile from Australia to the United States

FREEHOLD, N.J. – February 5, 2024 – Cenntro Electric Group Limited (NASDAQ: CENN) (“Cenntro”, or the “Company”), a leading electric vehicle technology company with advanced, market-validated electric commercial vehicles, today announced that Cenntro shareholders have voted in favor of the proposed scheme of arrangement in which Cenntro will redomicile from Australia to the United States (“Scheme”), and under which Cenntro will become a wholly owned subsidiary of Cenntro Inc. (“HoldCo”), a United States ("U.S.”) company incorporated in accordance with the laws of the  State of Nevada for the purpose of effecting the Cenntro's redomiciliation to the U.S.

All times and dates set forth in this press release refer to the time and date in Australian Eastern Daylight Time, unless specified otherwise.

Results of Scheme Meeting

Cenntro is pleased to report the resolution to approve the Scheme ("Scheme Resolution"), as set out in the Notice of Meeting included within the scheme booklet that is contained within the Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange (“SEC”) on December 15, 2023 (the “Scheme Booklet”), was passed by the requisite majorities of Cenntro shareholders present at the scheme meeting held on Wednesday, January 24, 2024 (United States Eastern Standard Time) ("Scheme Meeting") pursuant to orders made by the Supreme Court of New South Wales, Australia ("Court").

In summary:

•	71.16% of Cenntro shareholders present and voting (in person or by proxy, attorney or corporate representative) voted in favor of the Scheme Resolution; and

•	97.51% of the votes cast by Cenntro shareholders were in favor of the Scheme Resolution.

Details of the valid proxies received and votes cast at the Scheme Meeting are set out below.

Vote direction	Number of votes cast	% of votes cast	Number of Cenntro shareholders voting
IN FAVOR	11,205,948	97.5%	2,707
AGAINST	245,023	2.13%	821
ABSTAIN	41,266	0.36%	276
TOTAL	11,492,237	100%	3,804

Undefined terms in this press release have the meanings given to them in the Scheme Booklet.

Exhibit 99.1

Next Steps

The Scheme remains subject to the approval of the Court at the hearing scheduled for 9:15am on Wednesday, February 14, 2024, and certain other customary conditions precedent as previously announced and described in the Scheme Booklet. If the outstanding Conditions Precedent as set forth in the Scheme Booklet are satisfied or waived (if applicable) prior to the hearing, and the Court approves the Scheme, Cenntro proposes to file an office copy of the orders of the Court with the Australian Securities and Investments Commission ("ASIC") (expected to occur on the next business day, Thursday, February 15, 2024), at which time the Scheme will become effective. The Scheme will then be implemented on Tuesday, February 27, 2024.

Key Dates

The key dates for implementation of the Scheme are set out below:

Expected date*	Event
Wednesday, February 14, 2024 at 9:15am	Second Court Hearing to obtain orders approving the Scheme
Thursday, February 15, 2024	Filing by Cenntro with ASIC of the Court orders approving the Scheme
Thursday, February 22, 2024 at 7:00pm	Record Date
Tuesday, February 27, 2024	Implementation Date
Thursday, February 29, 2024	Commencement of dispatch to Scheme Shareholders of statements confirming the issue of HoldCo Shares

*All dates and times listed in the table above are in Australian Eastern Daylight Time and are indicative only and subject to change. Cenntro, in consultation with HoldCo, may vary any or all of these dates and times and will provide reasonable notice of any such variation. Certain times and dates are conditional on the conditions precedent to the Scheme, including approval of the Scheme by the Court, being satisfied or waived (as applicable). Any changes will be announced by Cenntro to Nasdaq and published on Cenntro’s website at www.cenntroauto.com.

About Cenntro Electric Group Ltd.

Cenntro Electric Group Ltd. (NASDAQ: CENN) is a leading maker and provider of electric commercial vehicles (“ECVs”). Cenntro's purpose-built ECVs are designed to serve a variety of commercial applications inclusive of its line of class 1 to class 4 trucks. Cenntro is building a globalized supply-chain, as well as the manufacturing, distribution, and service capabilities for its innovative and reliable products. Cenntro continues to evolve its products capabilities through advanced battery, powertrain, and smart driving technologies. For more information, please visit Cenntro's website at: www.cenntroauto.com.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may,'' "believe,'' "anticipate,'' "could,'' "should,'' "intend,'' "plan,'' "will,'' "aim(s),'' "can,'' "would,'' "expect(s),'' "estimate(s),''"project(s),'' "forecast(s)'', "positioned,'' "approximately,'' "potential,'' "goal,'' "strategy,'' "outlook'' and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro's public filings with the SEC, including the "Risk Factors" in Cenntro's Annual Report on Form 10K/A filed with the Securities and Exchange Commission on July 6, 2023 and which may be viewed at www.sec.gov.

Exhibit 99.1

Contacts:
Investor Relations Contact:
Chris Tyson
MZ North America
CENN@mzgroup.us
949-491-8235

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com